News Release

Trustmark Corporation Announces 2012 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – January 22, 2013 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $117.3 million for the year ended December 31, 2012, which represented diluted earnings per share of $1.81, an increase of 9.0% compared to figures one year earlier.  Trustmark’s performance during 2012 produced a return on average tangible common equity of 12.55% and a return on average assets of 1.20%.  In the fourth quarter of 2012, Trustmark’s net income available to common shareholders totaled $27.7 million, which represented diluted earnings per common share of $0.43, an increase of 13.2% compared to the fourth quarter of 2011.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable March 15, 2013, to shareholders of record on March 1, 2013.

Gerard R. Host, President and CEO, stated, “2012 was a year of significant achievement for Trustmark, particularly in light of prevailing economic conditions. We continued to build upon and expand customer relationships, the success of which is reflected in our strong financial performance.  Thanks in part to the low interest rate environment, the profitability of our mortgage banking business reached record levels.  We also experienced increased profitability in our insurance and wealth management businesses.  Credit quality significantly improved in our banking business which, in turn, increased profitability.  During the year, we completed an acquisition in Florida and announced plans to acquire Mobile, Alabama-based BancTrust Financial Group, which is expected to close during the first quarter of 2013 pending regulatory approval. We also made investments in technology designed to increase revenue and improve efficiency. Thanks to our dedicated associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders.”

Credit Quality
•	Significant reduction in classified and criticized loan balances
•	Nonperforming assets declined to lowest level in 16 quarters
•	Improved credit quality reflected in reduced net charge-offs and provisioning

Nonperforming loans totaled $82.4 million at December 31, 2012, an increase of 2.1% from the prior quarter and a decline of 25.4% from the prior year.  Foreclosed other real estate decreased 5.2% from the prior quarter and 1.1% from the prior year to total $78.2 million.  Collectively, nonperforming assets totaled $160.6 million at December 31, 2012, the lowest level since year end 2008 and a decline of 1.6% from prior quarter and 15.3% from levels one year earlier.  All of the above metrics exclude acquired loans and other real estate covered by FDIC loss-share agreements.

Net charge-offs during the fourth quarter of 2012 totaled $4.3 million and represented 0.29% of average loans, excluding acquired loans.  During 2012, net charge-offs totaled $17.5 million, a 47.9% decline from levels one year earlier, and represented 0.30% of average loans. The provision for loan losses for loans held for investment (LHFI) in 2012 totaled $6.8 million, a 77.2% reduction from the prior year.  During the fourth quarter, Trustmark’s provision for loan losses for LHFI was a negative $535 thousand as a result of improved credit quality within its loan portfolio.  During the fourth quarter, Trustmark experienced a decline of $20.6 million, or 7.5%, in classified loans and a decline of $20.9 million, or 6.0%, in criticized loans relative to the prior quarter.  Relative to figures one year earlier, classified loan balances decreased $61.5 million, or 19.5%, while criticized loan balances decreased $71.9 million, or 18.0%.

Allocation of Trustmark’s $78.7 million allowance for loan losses represented 1.59% of commercial loans and 0.97% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.41% at December 31, 2012, which represents a level management considers to be commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 174.5% of nonperforming loans, excluding impaired loans.  All of the above metrics exclude acquired loans.

Capital Strength
•	Tangible common equity to tangible assets expanded to 10.28%
•	Total risk-based capital ratio of 17.22%

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At December 31, 2012, tangible common equity totaled $979.0 million and represented 10.28% of tangible assets while the total risk-based capital ratio was 17.22%, significantly exceeding the 10% benchmark to be classified as well capitalized.  Trustmark’s strong capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Balance Sheet Management
•	Loan demand improved during fourth quarter
•	Average earning assets remained stable at $8.7 billion
•	Net interest income (FTE) totaled $86.0 million in fourth quarter, $355.4 million in 2012

Loans held for investment and acquired loans totaled $5.7 billion at December 31, 2012, an increase of $50.7 million from the prior quarter.  During the quarter Trustmark increased lending to public entities and school districts, which was reflected in other loan growth of $56.8 million.  Trustmark also experienced growth in its construction and land development ($7.1 million) and commercial and industrial ($4.4 million) loan portfolios.  Excluding anticipated run-off in the 1-4 family mortgage loan portfolio ($13.6 million) and in the indirect auto loan portfolio ($10.7 million), total loans increased $75.1 million relative to the prior quarter.

During the fourth quarter of 2012, average earning assets remained stable at $8.7 billion as growth in investment securities effectively offset declining loan balances.  Average deposits declined $36.5 million, or 0.5%, to $7.8 billion.  Average noninterest-bearing deposits increased 3.7% to represent 27.1% of average deposits in the fourth quarter of 2012.

Trustmark produced net interest income (FTE) of $86.0 million in the fourth quarter of 2012.  The net interest margin was 3.94% during the fourth quarter, down 12 basis points from the prior quarter.  The decline is primarily attributable to the continued downward repricing of loans and securities, partially offset by modest declines in the cost of interest-bearing deposits.

Noninterest Income
•	Noninterest income totaled $42.8 million in fourth quarter, $175.2 million in 2012
•	Mortgage banking revenue reaches record $11.3 million in fourth quarter, $41.0 million in 2012
•	Tax credit investments reduced effective tax rate to 23.8% in fourth quarter

Noninterest income totaled $42.8 million in the fourth quarter, a decrease of $2.1 million from the prior quarter.  This decline is a result of a $1.2 million gain on disposition of the Corporation’s proprietary mutual fund family that occurred in the third quarter as well as an increase in partnership amortization of $900 thousand related to tax credit investments that reduced the Corporation’s effective tax rate during the fourth quarter by approximately 3.6%.  Each of these items was included in other noninterest income.

Trustmark continued to achieve solid financial performance from its diverse financial services businesses.  Mortgage banking revenue continued at record levels due to strong loan production resulting from historically low interest rates.  Mortgage loan production in the fourth quarter totaled $494.9 million, down 3.9% from the prior quarter but up 17.5% relative to levels one year earlier.  During the fourth quarter, mortgage banking revenue totaled $11.3 million, reflecting increased mortgage servicing income and secondary marketing gains and a decrease in mortgage servicing hedge ineffectiveness. Mortgage loan production in 2012 totaled $1.9 billion, an increase of 48.8% from levels in 2011 while mortgage banking revenue increased 52.8% to $41.0 million.

Insurance revenue in the fourth quarter totaled $6.9 million, reflecting a seasonal decrease of 8.6% relative to the prior quarter and an increase of 13.3% from levels one year earlier.  Improved performance year-over-year resulted from increased business development efforts as well as increasing insurance premium levels.  Insurance revenue in 2012 totaled $28.2 million, an increase of 4.6% relative to the prior year.

Wealth management revenue totaled $6.2 million during the fourth quarter, an increase of 10.1% from the prior quarter and 18.3% from the comparable period one year ago.  This growth was attributable in part to increased sales within investment services as well as improved profitability within the trust management business.

Bankcard and other fee income totaled $8.0 million in the fourth quarter, an increase of 15.2% from the prior quarter and 12.2% from the prior year.  The growth is principally due to increased commercial credit related fee income and interchange income from debit cards.  Service charges on deposit accounts totaled $12.4 million in the fourth quarter, reflecting a 5.7% decline from the prior quarter and 6.6% decrease from levels one year earlier due primarily to a reduction in NSF and overdraft fees.

Noninterest Expense
•	Routine noninterest expense remained well-controlled
•	ORE and foreclosure expense declined 31.5% in 2012
•	Continued investments to support revenue growth and profitability

Noninterest expense in the fourth quarter totaled $87.3 million, an increase of $3.8 million from the prior quarter; excluding ORE and foreclosure expense, noninterest expense increased $2.4 million principally due to additional incentive accruals and commissions ($1.1 million and $545 thousand, respectively).  Trustmark also made an additional contribution to its self-funded medical plan ($643 thousand), a portion of which was to support wellness and healthcare with the opening of an associate medical clinic in the Corporation’s main office. Each of these items is included in salary and employee benefits expense.  ORE/foreclosure expense totaled $3.2 million in the fourth quarter, an increase of $1.5 million from the prior quarter due to additional write downs on foreclosed real estate.

During 2012, noninterest expense totaled $344.5 million; excluding ORE and foreclosure expense, noninterest expense was $333.3 million, an increase of $19.8 million, or 6.3% from levels one year earlier.  Excluding non-routine transaction expense ($2.6 million) as well as on-going expense ($4.0 million) associated with the merger of Bay Bank and Trust Company in the first quarter, noninterest expense increased approximately 4.2% in 2012.

Trustmark continued to make investments and reallocate resources to support revenue growth and profitability.  During the year, a new ATM fleet was deployed across the franchise which included deposit automation.  Since implementation, ATM-originated deposit transactions have increased approximately 150%.  In addition, new operating systems designed to enhance efficiency and productivity were introduced in the Corporation’s finance and human resources areas.  During 2012, Trustmark continued realignment of its branch network as three branch offices were consolidated (two in Florida and one in Houston); plans are underway to consolidate two other offices in Houston into a new administrative office during the first quarter of 2013.  Trustmark remains committed to identifying additional reengineering and efficiency opportunities to enhance shareholder value.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Tuesday, January 22, 2013, at 4:00 p.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877)317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Monday, February 4, 2013, in archived format at the same web address or by calling (877)344-7529, passcode 10008303.

Trustmark is a financial services company providing banking and financial solutions through approximately 170 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the expected timing and likelihood of completion of the proposed merger with BancTrust Financial Group, Inc., (BancTrust), including the timing, receipt and terms and conditions of required regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the business and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risk that the proposed merger with BancTrust is terminated prior to completion and results in significant transaction costs to Trustmark, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2012	9/30/2012	12/31/2011	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,466,738	$2,409,292	$2,241,361	$57,446	2.4%	$225,377	10.1%
Securities AFS-nontaxable	169,906	169,037	164,057	869	0.5%	5,849	3.6%
Securities HTM-taxable	26,510	28,333	41,106	(1,823)	-6.4%	(14,596)	-35.5%
Securities HTM-nontaxable	17,443	18,361	22,664	(918)	-5.0%	(5,221)	-23.0%
Total securities	2,680,597	2,625,023	2,469,188	55,574	2.1%	211,409	8.6%
Loans (including loans held for sale)	5,834,525	5,886,447	5,999,221	(51,922)	-0.9%	(164,696)	-2.7%
Acquired loans:
Noncovered loans	82,317	88,562	-	(6,245)	-7.1%	82,317	n/m
Covered loans	58,272	65,259	77,934	(6,987)	-10.7%	(19,662)	-25.2%
Fed funds sold and rev repos	8,747	6,583	10,516	2,164	32.9%	(1,769)	-16.8%
Other earning assets	31,168	31,758	34,859	(590)	-1.9%	(3,691)	-10.6%
Total earning assets	8,695,626	8,703,632	8,591,718	(8,006)	-0.1%	103,908	1.2%
Allowance for loan losses	(88,715)	(86,865)	(90,857)	(1,850)	2.1%	2,142	-2.4%
Cash and due from banks	238,976	236,566	221,278	2,410	1.0%	17,698	8.0%
Other assets	972,748	958,030	914,468	14,718	1.5%	58,280	6.4%
Total assets	$9,818,635	$9,811,363	$9,636,607	$7,272	0.1%	$182,028	1.9%

Interest-bearing demand deposits	$1,545,967	$1,534,244	$1,511,422	$11,723	0.8%	$34,545	2.3%
Savings deposits	2,275,569	2,348,413	2,067,431	(72,844)	-3.1%	208,138	10.1%
Time deposits less than $100,000	1,120,735	1,150,620	1,212,190	(29,885)	-2.6%	(91,455)	-7.5%
Time deposits of $100,000 or more	760,363	781,926	844,565	(21,563)	-2.8%	(84,202)	-10.0%
Total interest-bearing deposits	5,702,634	5,815,203	5,635,608	(112,569)	-1.9%	67,026	1.2%
Fed funds purchased and repos	388,007	374,885	526,740	13,122	3.5%	(138,733)	-26.3%
Short-term borrowings	85,313	81,773	141,600	3,540	4.3%	(56,287)	-39.8%
Long-term FHLB advances	-	-	197	-	n/m	(197)	-100.0%
Subordinated notes	49,866	49,858	49,833	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,287,676	6,383,575	6,415,834	(95,899)	-1.5%	(128,158)	-2.0%
Noninterest-bearing deposits	2,115,784	2,039,729	1,897,398	76,055	3.7%	218,386	11.5%
Other liabilities	126,953	114,454	100,274	12,499	10.9%	26,679	26.6%
Total liabilities	8,530,413	8,537,758	8,413,506	(7,345)	-0.1%	116,907	1.4%
Shareholders' equity	1,288,222	1,273,605	1,223,101	14,617	1.1%	65,121	5.3%
Total liabilities and equity	$9,818,635	$9,811,363	$9,636,607	$7,272	0.1%	$182,028	1.9%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2012	9/30/2012	12/31/2011	$ Change	% Change	$ Change	% Change
Cash and due from banks	$231,489	$209,188	$202,625	$22,301	10.7%	$28,864	14.2%
Fed funds sold and rev repos	7,046	5,295	9,258	1,751	33.1%	(2,212)	-23.9%
Securities available for sale	2,657,745	2,724,446	2,468,993	(66,701)	-2.4%	188,752	7.6%
Securities held to maturity	42,188	45,484	57,705	(3,296)	-7.2%	(15,517)	-26.9%
Loans held for sale (LHFS)	257,986	324,897	216,553	(66,911)	-20.6%	41,433	19.1%
Loans held for investment (LHFI)	5,592,754	5,527,963	5,857,484	64,791	1.2%	(264,730)	-4.5%
Allowance for loan losses	(78,738)	(83,526)	(89,518)	4,788	-5.7%	10,780	-12.0%
Net LHFI	5,514,016	5,444,437	5,767,966	69,579	1.3%	(253,950)	-4.4%
Acquired loans:
Noncovered loans	81,523	83,110	-	(1,587)	-1.9%	81,523	n/m
Covered loans	52,041	64,503	76,804	(12,462)	-19.3%	(24,763)	-32.2%
Allowance for loan losses, acquired loans	(6,075)	(4,343)	(502)	(1,732)	39.9%	(5,573)	n/m
Net acquired loans	127,489	143,270	76,302	(15,781)	-11.0%	51,187	67.1%
Net LHFI and acquired loans	5,641,505	5,587,707	5,844,268	53,798	1.0%	(202,763)	-3.5%
Premises and equipment, net	154,841	155,467	142,582	(626)	-0.4%	12,259	8.6%
Mortgage servicing rights	47,341	44,211	43,274	3,130	7.1%	4,067	9.4%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	17,306	18,327	14,076	(1,021)	-5.6%	3,230	22.9%
Other real estate, excluding covered other real estate	78,189	82,475	79,053	(4,286)	-5.2%	(864)	-1.1%
Covered other real estate	5,741	5,722	6,331	19	0.3%	(590)	-9.3%
FDIC indemnification asset	21,774	23,979	28,348	(2,205)	-9.2%	(6,574)	-23.2%
Other assets	374,412	353,857	322,837	20,555	5.8%	51,575	16.0%
Total assets	$9,828,667	$9,872,159	$9,727,007	$(43,492)	-0.4%	$101,660	1.0%

Deposits:
Noninterest-bearing	$2,254,211	$2,118,853	$2,033,442	$135,358	6.4%	$220,769	10.9%
Interest-bearing	5,642,306	5,685,188	5,532,921	(42,882)	-0.8%	109,385	2.0%
Total deposits	7,896,517	7,804,041	7,566,363	92,476	1.2%	330,154	4.4%
Fed funds purchased and repos	288,829	408,711	604,500	(119,882)	-29.3%	(315,671)	-52.2%
Short-term borrowings	86,920	83,612	87,628	3,308	4.0%	(708)	-0.8%
Subordinated notes	49,871	49,863	49,839	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	157,305	186,061	141,784	(28,756)	-15.5%	15,521	10.9%
Total liabilities	8,541,298	8,594,144	8,511,970	(52,846)	-0.6%	29,328	0.3%
Common stock	13,506	13,496	13,364	10	0.1%	142	1.1%
Capital surplus	285,905	284,089	266,026	1,816	0.6%	19,879	7.5%
Retained earnings	984,563	973,182	932,526	11,381	1.2%	52,037	5.6%
Accum other comprehensive
income, net of tax	3,395	7,248	3,121	(3,853)	-53.2%	274	8.8%
Total shareholders' equity	1,287,369	1,278,015	1,215,037	9,354	0.7%	72,332	6.0%
Total liabilities and equity	$9,828,667	$9,872,159	$9,727,007	$(43,492)	-0.4%	$101,660	1.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2012	9/30/2012	12/31/2011	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$74,848	$77,783	$82,230	$(2,935)	-3.8%	$(7,382)	-9.0%
Interest on securities-taxable	15,305	15,909	17,362	(604)	-3.8%	(2,057)	-11.8%
Interest on securities-tax exempt-FTE	2,066	2,089	2,133	(23)	-1.1%	(67)	-3.1%
Interest on fed funds sold and rev repos	9	6	10	3	50.0%	(1)	-10.0%
Other interest income	337	339	327	(2)	-0.6%	10	3.1%
Total interest income-FTE	92,565	96,126	102,062	(3,561)	-3.7%	(9,497)	-9.3%
Interest on deposits	5,061	5,725	7,728	(664)	-11.6%	(2,667)	-34.5%
Interest on fed funds pch and repos	140	135	195	5	3.7%	(55)	-28.2%
Other interest expense	1,346	1,358	1,418	(12)	-0.9%	(72)	-5.1%
Total interest expense	6,547	7,218	9,341	(671)	-9.3%	(2,794)	-29.9%
Net interest income-FTE	86,018	88,908	92,721	(2,890)	-3.3%	(6,703)	-7.2%
Provision for loan losses, LHFI	(535)	3,358	6,073	(3,893)	n/m	(6,608)	n/m
Provision for loan losses, acquired loans	1,945	2,105	624	(160)	-7.6%	1,321	n/m
Net interest income after provision-FTE	84,608	83,445	86,024	1,163	1.4%	(1,416)	-1.6%
Service charges on deposit accounts	12,391	13,135	13,269	(744)	-5.7%	(878)	-6.6%
Insurance commissions	6,887	7,533	6,076	(646)	-8.6%	811	13.3%
Wealth management	6,181	5,612	5,223	569	10.1%	958	18.3%
Bank card and other fees	7,978	6,924	7,112	1,054	15.2%	866	12.2%
Mortgage banking, net	11,331	11,150	6,038	181	1.6%	5,293	87.7%
Other, net	(2,007)	512	(4,928)	(2,519)	n/m	2,921	-59.3%
Nonint inc-excl sec gains (losses), net	42,761	44,866	32,790	(2,105)	-4.7%	9,971	30.4%
Security gains (losses), net	18	(1)	(11)	19	n/m	29	n/m
Total noninterest income	42,779	44,865	32,779	(2,086)	-4.6%	10,000	30.5%
Salaries and employee benefits	49,724	47,404	45,616	2,320	4.9%	4,108	9.0%
Services and fees	12,572	11,682	11,323	890	7.6%	1,249	11.0%
Net occupancy-premises	5,023	5,352	5,038	(329)	-6.1%	(15)	-0.3%
Equipment expense	5,288	5,095	5,139	193	3.8%	149	2.9%
FDIC assessment expense	1,075	1,826	1,484	(751)	-41.1%	(409)	-27.6%
ORE/Foreclosure expense	3,173	1,702	2,760	1,471	86.4%	413	15.0%
Other expense	10,454	10,399	11,643	55	0.5%	(1,189)	-10.2%
Total noninterest expense	87,309	83,460	83,003	3,849	4.6%	4,306	5.2%
Income before income taxes and tax eq adj	40,078	44,850	35,800	(4,772)	-10.6%	4,278	11.9%
Tax equivalent adjustment	3,699	3,629	3,663	70	1.9%	36	1.0%
Income before income taxes	36,379	41,221	32,137	(4,842)	-11.7%	4,242	13.2%
Income taxes	8,669	11,317	7,879	(2,648)	-23.4%	790	10.0%
Net income available to common shareholders	$27,710	$29,904	$24,258	$(2,194)	-7.3%	$3,452	14.2%

Per common share data
Earnings per share - basic	$0.43	$0.46	$0.38	$(0.03)	-6.5%	$0.05	13.2%

Earnings per share - diluted	$0.43	$0.46	$0.38	$(0.03)	-6.5%	$0.05	13.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,785,457	64,778,329	64,122,188

Diluted	65,007,281	64,992,614	64,330,242

Period end common shares outstanding	64,820,414	64,779,937	64,142,498

OTHER FINANCIAL DATA
Return on common equity	8.56%	9.34%	7.87%
Return on average tangible common equity	11.51%	12.61%	10.70%
Return on equity	8.56%	9.34%	7.87%
Return on assets	1.12%	1.21%	1.00%
Interest margin - Yield - FTE	4.23%	4.39%	4.71%
Interest margin - Cost	0.30%	0.33%	0.43%
Net interest margin - FTE	3.94%	4.06%	4.28%
Efficiency ratio (1)	67.80%	62.39%	66.13%
Full-time equivalent employees	2,666	2,632	2,537

COMMON STOCK PERFORMANCE
Market value-Close	$22.46	$24.34	$24.29
Common book value	$19.86	$19.73	$18.94
Tangible common book value	$15.10	$14.95	$14.18

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2012	9/30/2012	12/31/2011	$ Change	% Change	$ Change		% Change
Nonaccrual loans
Florida	$19,314	$21,456	$23,002	$(2,142)	-10.0%	$(3,688)		-16.0%
Mississippi (2)	38,960	32,041	46,746	6,919	21.6%	(7,786)		-16.7%
Tennessee (3)	8,401	7,388	15,791	1,013	13.7%	(7,390)		-46.8%
Texas	15,688	19,773	24,919	(4,085)	-20.7%	(9,231)		-37.0%
Total nonaccrual loans	82,363	80,658	110,458	1,705	2.1%	(28,095)		-25.4%
Other real estate
Florida	18,569	22,340	29,963	(3,771)	-16.9%	(11,394)		-38.0%
Mississippi (2)	27,771	27,113	19,483	658	2.4%	8,288		42.5%
Tennessee (3)	17,589	18,545	16,879	(956)	-5.2%	710		4.2%
Texas	14,260	14,477	12,728	(217)	-1.5%	1,532		12.0%
Total other real estate	78,189	82,475	79,053	(4,286)	-5.2%	(864)		-1.1%
Total nonperforming assets	$160,552	$163,133	$189,511	$(2,581)	-1.6%	$(28,959)		-15.3%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$6,378	$5,699	$4,230	$679	11.9%	$2,148		50.8%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$43,073	$39,492	$39,379	$3,581	9.1%	$3,694		9.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2012	9/30/2012	12/31/2011	$ Change	% Change	$ Change		% Change
Beginning Balance	$83,526	$84,809	$89,463	$(1,283)	-1.5%	$(5,937)		-6.6%
Provision for loan losses	(535)	3,358	6,073	(3,893)	n/m	(6,608)		n/m
Charge-offs	(8,829)	(7,907)	(8,457)	(922)	11.7%	(372)		4.4%
Recoveries	4,576	3,266	2,439	1,310	40.1%	2,137		87.6%
Net charge-offs	(4,253)	(4,641)	(6,018)	388	-8.4%	1,765		-29.3%
Ending Balance	$78,738	$83,526	$89,518	$(4,788)	-5.7%	$(10,780)		-12.0%

PROVISION FOR LOAN LOSSES (4)							`
Florida	$(706)	$7	$4,797	$(713)	n/m	$(5,503)		n/m
Mississippi (2)	2,031	466	3,783	1,565	n/m	(1,752)		-46.3%
Tennessee (3)	(1,037)	687	(885)	(1,724)	n/m	(152)		17.2%
Texas	(823)	2,198	(1,622)	(3,021)	n/m	799		-49.3%
Total provision for loan losses	$(535)	$3,358	$6,073	$(3,893)	n/m	$(6,608)		n/m

NET CHARGE-OFFS (4)
Florida	$(237)	$(488)	$2,576	$251	-51.4%	$(2,813)		n/m
Mississippi (2)	874	4,726	2,556	(3,852)	-81.5%	(1,682)		-65.8%
Tennessee (3)	(43)	438	773	(481)	n/m	(816)		n/m
Texas	3,659	(35)	113	3,694	n/m	3,546		n/m
Total net charge-offs	$4,253	$4,641	$6,018	$(388)	-8.4%	$(1,765)		-29.3%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.29%	0.31%	0.40%
Provision for loan losses/average loans	-0.04%	0.23%	0.40%
Nonperforming loans/total loans (incl LHFS)	1.41%	1.38%	1.82%
Nonperforming assets/total loans (incl LHFS)	2.74%	2.79%	3.12%
Nonperforming assets/total loans (incl LHFS) +ORE	2.71%	2.75%	3.08%
ALL/total loans (excl LHFS)	1.41%	1.51%	1.53%
ALL-commercial/total commercial loans	1.59%	1.79%	1.91%
ALL-consumer/total consumer and home mortgage loans	0.97%	0.84%	0.76%
ALL/nonperforming loans	95.60%	103.56%	81.04%
ALL/nonperforming loans -
(excl impaired loans)	174.46%	174.09%	194.19%

CAPITAL RATIOS
Total equity/total assets	13.10%	12.95%	12.49%
Common equity/total assets	13.10%	12.95%	12.49%
Tangible common equity/tangible assets	10.28%	10.13%	9.66%
Tangible common equity/risk-weighted assets	14.56%	14.49%	13.83%
Tier 1 leverage ratio	10.97%	10.83%	10.43%
Tier 1 common risk-based capital ratio	14.63%	14.50%	13.90%
Tier 1 risk-based capital ratio	15.53%	15.40%	14.81%
Total risk-based capital ratio	17.22%	17.25%	16.67%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Securities AFS-taxable	$2,466,738	$2,409,292	$2,341,475	$2,327,572	$2,241,361	$2,386,552	$2,146,773
Securities AFS-nontaxable	169,906	169,037	167,287	160,870	164,057	166,790	157,879
Securities HTM-taxable	26,510	28,333	30,136	33,270	41,106	29,551	66,164
Securities HTM-nontaxable	17,443	18,361	19,378	21,598	22,664	19,188	24,891
Total securities	2,680,597	2,625,023	2,558,276	2,543,310	2,469,188	2,602,081	2,395,707
Loans (including loans held for sale)	5,834,525	5,886,447	5,938,168	6,014,133	5,999,221	5,918,002	6,033,624
Acquired loans:
Noncovered loans	82,317	88,562	97,341	19,931	-	72,111	-
Covered loans	58,272	65,259	70,217	75,612	77,934	67,310	60,180
Fed funds sold and rev repos	8,747	6,583	5,309	9,568	10,516	7,552	7,871
Other earning assets	31,168	31,758	29,654	34,102	34,859	31,669	36,719
Total earning assets	8,695,626	8,703,632	8,698,965	8,696,656	8,591,718	8,698,725	8,534,101
Allowance for loan losses	(88,715)	(86,865)	(92,223)	(92,062)	(90,857)	(89,954)	(92,621)
Cash and due from banks	238,976	236,566	272,283	232,139	221,278	244,952	219,058
Other assets	972,748	958,030	947,914	918,273	914,468	949,328	922,905
Total assets	$9,818,635	$9,811,363	$9,826,939	$9,755,006	$9,636,607	$9,803,051	$9,583,443

Interest-bearing demand deposits	$1,545,967	$1,534,244	$1,545,203	$1,545,045	$1,511,422	$1,542,601	$1,528,963
Savings deposits	2,275,569	2,348,413	2,467,546	2,339,166	2,067,431	2,357,424	2,131,057
Time deposits less than $100,000	1,120,735	1,150,620	1,169,532	1,190,888	1,212,190	1,157,822	1,227,588
Time deposits of $100,000 or more	760,363	781,926	813,530	825,214	844,565	795,126	875,816
Total interest-bearing deposits	5,702,634	5,815,203	5,995,811	5,900,313	5,635,608	5,852,973	5,763,424
Fed funds purchased and repos	388,007	374,885	280,726	437,270	526,740	370,283	507,925
Short-term borrowings	85,313	81,773	80,275	84,797	141,600	83,042	142,984
Long-term FHLB advances	-	-	-	-	197	-	1,240
Subordinated notes	49,866	49,858	49,850	49,842	49,833	49,854	49,821
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	6,287,676	6,383,575	6,468,518	6,534,078	6,415,834	6,418,008	6,527,250
Noninterest-bearing deposits	2,115,784	2,039,729	1,998,077	1,869,758	1,897,398	2,006,230	1,761,946
Other liabilities	126,953	114,454	104,628	122,668	100,274	117,196	99,974
Total liabilities	8,530,413	8,537,758	8,571,223	8,526,504	8,413,506	8,541,434	8,389,170
Shareholders' equity	1,288,222	1,273,605	1,255,716	1,228,502	1,223,101	1,261,617	1,194,273
Total liabilities and equity	$9,818,635	$9,811,363	$9,826,939	$9,755,006	$9,636,607	$9,803,051	$9,583,443

PERIOD END BALANCES	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Cash and due from banks	$231,489	$209,188	$284,735	$213,500	$202,625
Fed funds sold and rev repos	7,046	5,295	6,725	6,301	9,258
Securities available for sale	2,657,745	2,724,446	2,592,807	2,595,664	2,468,993
Securities held to maturity	42,188	45,484	47,867	52,010	57,705
Loans held for sale (LHFS)	257,986	324,897	286,221	227,449	216,553
Loans held for investment (LHFI)	5,592,754	5,527,963	5,650,548	5,774,753	5,857,484
Allowance for loan losses	(78,738)	(83,526)	(84,809)	(90,879)	(89,518)
Net LHFI	5,514,016	5,444,437	5,565,739	5,683,874	5,767,966
Acquired loans:
Noncovered loans	81,523	83,110	94,013	100,669	-
Covered loans	52,041	64,503	66,015	74,419	76,804
Allowance for loan losses, acquired loans	(6,075)	(4,343)	(1,526)	(773)	(502)
Net acquired loans	127,489	143,270	158,502	174,315	76,302
Net LHFI and acquired loans	5,641,505	5,587,707	5,724,241	5,858,189	5,844,268
Premises and equipment, net	154,841	155,467	156,089	156,158	142,582
Mortgage servicing rights	47,341	44,211	43,580	45,893	43,274
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	17,306	18,327	19,356	18,821	14,076
Other real estate, excluding covered other real estate	78,189	82,475	73,673	75,742	79,053
Covered other real estate	5,741	5,722	6,482	5,824	6,331
FDIC indemnification asset	21,774	23,979	25,309	28,260	28,348
Other assets	374,412	353,857	332,657	356,678	322,837
Total assets	$9,828,667	$9,872,159	$9,890,846	$9,931,593	$9,727,007

Deposits:
Noninterest-bearing	$2,254,211	$2,118,853	$2,063,261	$2,024,290	$2,033,442
Interest-bearing	5,642,306	5,685,188	5,932,596	6,066,456	5,532,921
Total deposits	7,896,517	7,804,041	7,995,857	8,090,746	7,566,363
Fed funds purchased and repos	288,829	408,711	297,669	254,878	604,500
Short-term borrowings	86,920	83,612	78,594	82,023	87,628
Subordinated notes	49,871	49,863	49,855	49,847	49,839
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	157,305	186,061	148,520	150,723	141,784
Total liabilities	8,541,298	8,594,144	8,632,351	8,690,073	8,511,970
Common stock	13,506	13,496	13,496	13,494	13,364
Capital surplus	285,905	284,089	283,023	282,388	266,026
Retained earnings	984,563	973,182	958,322	944,101	932,526
Accum other comprehensive
income, net of tax	3,395	7,248	3,654	1,537	3,121
Total shareholders' equity	1,287,369	1,278,015	1,258,495	1,241,520	1,215,037
Total liabilities and equity	$9,828,667	$9,872,159	$9,890,846	$9,931,593	$9,727,007

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Interest and fees on loans-FTE	$74,848	$77,783	$78,046	$78,718	$82,230	$309,395	$320,804
Interest on securities-taxable	15,305	15,909	17,352	18,384	17,362	66,950	75,843
Interest on securities-tax exempt-FTE	2,066	2,089	2,086	2,102	2,133	8,343	8,531
Interest on fed funds sold and rev repos	9	6	5	6	10	26	30
Other interest income	337	339	336	330	327	1,342	1,321
Total interest income-FTE	92,565	96,126	97,825	99,540	102,062	386,056	406,529
Interest on deposits	5,061	5,725	6,465	7,353	7,728	24,604	36,294
Interest on fed funds pch and repos	140	135	142	171	195	588	965
Other interest expense	1,346	1,358	1,359	1,414	1,418	5,477	5,777
Total interest expense	6,547	7,218	7,966	8,938	9,341	30,669	43,036
Net interest income-FTE	86,018	88,908	89,859	90,602	92,721	355,387	363,493
Provision for loan losses, LHFI	(535)	3,358	650	3,293	6,073	6,766	29,704
Provision for loan losses, acquired loans	1,945	2,105	1,672	(194)	624	5,528	624
Net interest income after provision-FTE	84,608	83,445	87,537	87,503	86,024	343,093	333,165
Service charges on deposit accounts	12,391	13,135	12,614	12,211	13,269	50,351	51,707
Insurance commissions	6,887	7,533	7,179	6,606	6,076	28,205	26,966
Wealth management	6,181	5,612	5,762	5,501	5,223	23,056	22,962
Bank card and other fees	7,978	6,924	8,179	7,364	7,112	30,445	27,474
Mortgage banking, net	11,331	11,150	11,184	7,295	6,038	40,960	26,812
Other, net	(2,007)	512	(1,150)	3,758	(4,928)	1,113	3,853
Nonint inc-excl sec gains (losses), net	42,761	44,866	43,768	42,735	32,790	174,130	159,774
Security gains (losses), net	18	(1)	(8)	1,050	(11)	1,059	80
Total noninterest income	42,779	44,865	43,760	43,785	32,779	175,189	159,854
Salaries and employee benefits	49,724	47,404	46,959	46,432	45,616	190,519	178,556
Services and fees	12,572	11,682	11,750	10,747	11,323	46,751	43,858
Net occupancy-premises	5,023	5,352	4,954	4,938	5,038	20,267	20,254
Equipment expense	5,288	5,095	5,183	4,912	5,139	20,478	20,177
FDIC assessment expense	1,075	1,826	1,826	1,775	1,484	6,502	7,984
ORE/Foreclosure expense	3,173	1,702	2,388	3,902	2,760	11,165	16,293
Other expense	10,454	10,399	14,899	13,068	11,643	48,820	42,728
Total noninterest expense	87,309	83,460	87,959	85,774	83,003	344,502	329,850
Income before income taxes and tax eq adj	40,078	44,850	43,338	45,514	35,800	173,780	163,169
Tax equivalent adjustment	3,699	3,629	3,411	3,658	3,663	14,397	14,550
Income before income taxes	36,379	41,221	39,927	41,856	32,137	159,383	148,619
Income taxes	8,669	11,317	10,578	11,536	7,879	42,100	41,778
Net income available to common shareholders	$27,710	$29,904	$29,349	$30,320	$24,258	$117,283	$106,841

Per common share data
Earnings per share - basic	$0.43	$0.46	$0.45	$0.47	$0.38	$1.81	$1.67

Earnings per share - diluted	$0.43	$0.46	$0.45	$0.47	$0.38	$1.81	$1.66

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average common shares outstanding
Basic	64,785,457	64,778,329	64,771,530	64,297,038	64,122,188	64,658,765	64,066,599

Diluted	65,007,281	64,992,614	64,938,697	64,477,277	64,330,242	64,850,550	64,261,145

Period end common shares outstanding	64,820,414	64,779,937	64,775,694	64,765,581	64,142,498	64,820,414	64,142,498

OTHER FINANCIAL DATA
Return on common equity	8.56%	9.34%	9.40%	9.93%	7.87%	9.30%	8.95%
Return on average tangible common equity	11.51%	12.61%	12.74%	13.41%	10.70%	12.55%	12.25%
Return on equity	8.56%	9.34%	9.40%	9.93%	7.87%	9.30%	8.95%
Return on assets	1.12%	1.21%	1.20%	1.25%	1.00%	1.20%	1.11%
Interest margin - Yield - FTE	4.23%	4.39%	4.52%	4.60%	4.71%	4.44%	4.76%
Interest margin - Cost	0.30%	0.33%	0.37%	0.41%	0.43%	0.35%	0.50%
Net interest margin - FTE	3.94%	4.06%	4.15%	4.19%	4.28%	4.09%	4.26%
Efficiency ratio (1)	67.80%	62.39%	66.26%	63.70%	66.13%	65.02%	63.95%
Full-time equivalent employees	2,666	2,632	2,598	2,611	2,537

COMMON STOCK PERFORMANCE
Market value-Close	$22.46	$24.34	$24.48	$24.98	$24.29
Common book value	$19.86	$19.73	$19.43	$19.17	$18.94
Tangible common book value	$15.10	$14.95	$14.64	$14.38	$14.18

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Nonaccrual loans
Florida	$19,314	$21,456	$22,260	$22,174	$23,002
Mississippi (2)	38,960	32,041	47,322	48,648	46,746
Tennessee (3)	8,401	7,388	11,171	13,972	15,791
Texas	15,688	19,773	18,927	20,979	24,919
Total nonaccrual loans	82,363	80,658	99,680	105,773	110,458
Other real estate
Florida	18,569	22,340	23,324	26,226	29,963
Mississippi (2)	27,771	27,113	19,511	19,240	19,483
Tennessee (3)	17,589	18,545	18,850	17,665	16,879
Texas	14,260	14,477	11,988	12,611	12,728
Total other real estate	78,189	82,475	73,673	75,742	79,053
Total nonperforming assets	$160,552	$163,133	$173,353	$181,515	$189,511

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$6,378	$5,699	$1,843	$1,553	$4,230

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$43,073	$39,492	$35,270	$39,496	$39,379

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Beginning Balance	$83,526	$84,809	$90,879	$89,518	$89,463	$89,518	$93,510
Provision for loan losses	(535)	3,358	650	3,293	6,073	6,766	29,704
Charge-offs	(8,829)	(7,907)	(9,264)	(5,376)	(8,457)	(31,376)	(45,769)
Recoveries	4,576	3,266	2,544	3,444	2,439	13,830	12,073
Net charge-offs	(4,253)	(4,641)	(6,720)	(1,932)	(6,018)	(17,546)	(33,696)
Ending Balance	$78,738	$83,526	$84,809	$90,879	$89,518	$78,738	$89,518

PROVISION FOR LOAN LOSSES (4)
Florida	$(706)	$7	$(770)	$739	$4,797	$(730)	$16,500
Mississippi (2)	2,031	466	1,141	4,152	3,783	7,790	9,917
Tennessee (3)	(1,037)	687	839	(29)	(885)	460	786
Texas	(823)	2,198	(560)	(1,569)	(1,622)	(754)	2,501
Total provision for loan losses	$(535)	$3,358	$650	$3,293	$6,073	$6,766	$29,704

NET CHARGE-OFFS (4)
Florida	$(237)	$(488)	$4,491	$1,495	$2,576	$5,261	$18,843
Mississippi (2)	874	4,726	1,751	251	2,556	7,602	8,355
Tennessee (3)	(43)	438	536	223	773	1,154	2,575
Texas	3,659	(35)	(58)	(37)	113	3,529	3,923
Total net charge-offs	$4,253	$4,641	$6,720	$1,932	$6,018	$17,546	$33,696

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.29%	0.31%	0.46%	0.13%	0.40%	0.30%	0.56%
Provision for loan losses/average loans	-0.04%	0.23%	0.04%	0.22%	0.40%	0.11%	0.49%
Nonperforming loans/total loans (incl LHFS)	1.41%	1.38%	1.68%	1.76%	1.82%
Nonperforming assets/total loans (incl LHFS)	2.74%	2.79%	2.92%	3.02%	3.12%
Nonperforming assets/total loans (incl LHFS) +ORE	2.71%	2.75%	2.88%	2.99%	3.08%
ALL/total loans (excl LHFS)	1.41%	1.51%	1.50%	1.57%	1.53%
ALL-commercial/total commercial loans	1.59%	1.79%	1.81%	1.97%	1.91%
ALL-consumer/total consumer and home mortgage loans	0.97%	0.84%	0.81%	0.75%	0.76%
ALL/nonperforming loans	95.60%	103.56%	85.08%	85.92%	81.04%
ALL/nonperforming loans -
(excl impaired loans)	174.46%	174.09%	186.45%	181.11%	194.19%

CAPITAL RATIOS
Total equity/total assets	13.10%	12.95%	12.72%	12.50%	12.49%
Common equity/total assets	13.10%	12.95%	12.72%	12.50%	12.49%
Tangible common equity/tangible assets	10.28%	10.13%	9.90%	9.68%	9.66%
Tangible common equity/risk-weighted assets	14.56%	14.49%	14.30%	13.89%	13.83%
Tier 1 leverage ratio	10.97%	10.83%	10.63%	10.55%	10.43%
Tier 1 common risk-based capital ratio	14.63%	14.50%	14.36%	13.98%	13.90%
Tier 1 risk-based capital ratio	15.53%	15.40%	15.26%	14.87%	14.81%
Total risk-based capital ratio	17.22%	17.25%	17.12%	16.72%	16.67%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations

BancTrust Financial Group, Inc.

On May 29, 2012, Trustmark Corporation (Trustmark) and BancTrust Financial Group, Inc. (BancTrust) announced the signing of a definitive agreement pursuant to which BancTrust will merge into Trustmark.  BancTrust has 49 offices throughout Alabama and the Florida Panhandle with $1.2 billion in loans and $1.8 billion in deposits at September 30, 2012.

Under the terms of the definitive agreement, which was approved unanimously by the Boards of Directors of both companies, holders of BancTrust common stock will receive 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark will issue approximately 2.25 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  Trustmark intends to repurchase the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program.

BancTrust shareholders approved the merger on September 26, 2012.  Regulatory approval is still pending.  On October 9, 2012, Trustmark and BancTrust announced that the definitive agreement dated May 28, 2012, pursuant to which BancTrust will merge into Trustmark, has been amended to extend the latest possible closing date for the merger from December 31, 2012, to February 28, 2013. This extension provides additional time in which to receive regulatory approval as well as to ensure a smooth transition and operational conversion to Trustmark systems in early 2013. All other material aspects of the definitive agreement remain unchanged.

Bay Bank & Trust Company

On March 16, 2012, Trustmark National Bank (TNB) completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock valued at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain by $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

Loans acquired from Bay Bank were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

Heritage Banking Group

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage, Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and all other real estate.  Under the loss-share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate covered by the loss-share agreement are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss-share agreement as “covered” while loans and other real estate that are not subject to the loss-share agreement will be referred to as “noncovered” or “excluding covered.”  The loss-share agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss-share agreement was entered.  The loss-share agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years from the date on which the loss-share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date.

The bargain purchase gain from the Heritage acquisition represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer.  The pretax gain of $7.5 million ($4.6 million after tax) recognized by Trustmark is considered a bargain purchase transaction under FASB ASC Topic 805.  The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the year ended December 31, 2011.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$10	$18	$22	$31	$3
Issued by U.S. Government sponsored agencies	105,735	60,671	72,923	101,941	64,802
Obligations of states and political subdivisions	215,761	215,900	213,826	208,234	202,827
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	19,902	21,352	22,367	20,064	12,445
Issued by FNMA and FHLMC	208,564	237,886	264,018	286,169	347,932
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,466,366	1,565,290	1,570,226	1,619,920	1,614,965
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	399,780	381,207	354,453	330,318	226,019
Asset-backed securities / structured financial products	241,627	242,122	91,293	23,693	-
Corporate debt securities	-	-	3,679	5,294	-
Total securities available for sale	$2,657,745	$2,724,446	$2,592,807	$2,595,664	$2,468,993

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$36,206	$37,669	$38,351	$40,393	$42,619
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	3,245	3,435	3,745	4,089	4,538
Issued by FNMA and FHLMC	572	580	583	586	588
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	-	1,624	3,000	4,743	7,749
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,165	2,176	2,188	2,199	2,211
Total securities held to maturity	$42,188	$45,484	$47,867	$52,010	$57,705

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 89% of the portfolio in U.S. Government agency-backed obligations and other Aaa rated securities.  None of the securities owned by Trustmark are collateralized by assets, which are considered subprime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$468,975	$460,599	$464,349	$465,486	$474,082
Secured by 1-4 family residential properties	1,497,480	1,511,514	1,621,865	1,722,357	1,760,930
Secured by nonfarm, nonresidential properties	1,410,264	1,397,536	1,392,293	1,419,902	1,425,774
Other real estate secured	189,949	184,804	192,376	199,400	204,849
Commercial and industrial loans	1,169,513	1,163,681	1,142,282	1,142,813	1,139,365
Consumer loans	171,660	181,896	196,718	210,713	243,756
Other loans	684,913	627,933	640,665	614,082	608,728
LHFI	5,592,754	5,527,963	5,650,548	5,774,753	5,857,484
Allowance for loan losses	(78,738)	(83,526)	(84,809)	(90,879)	(89,518)
Net LHFI	$5,514,016	$5,444,437	$5,565,739	$5,683,874	$5,767,966

ACQUIRED NONCOVERED LOANS BY TYPE	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$10,056	$11,504	$13,154	$14,346	$-
Secured by 1-4 family residential properties	19,404	18,032	18,954	20,409	-
Secured by nonfarm, nonresidential properties	45,649	47,114	53,272	54,954	-
Other real estate secured	669	378	512	695	-
Commercial and industrial loans	3,035	3,371	4,822	5,732	-
Consumer loans	2,610	2,575	3,153	4,188	-
Other loans	100	136	146	345	-
Noncovered loans	81,523	83,110	94,013	100,669	-
Allowance for loan losses	(1,885)	(817)	(62)	(37)	-
Net noncovered loans	$79,638	$82,293	$93,951	$100,632	$-

ACQUIRED COVERED LOANS BY TYPE	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$3,924	$3,714	$3,683	$3,940	$4,209
Secured by 1-4 family residential properties	23,990	24,949	27,218	30,221	31,874
Secured by nonfarm, nonresidential properties	18,407	28,291	27,464	30,737	30,889
Other real estate secured	3,567	4,198	4,580	5,087	5,126
Commercial and industrial loans	747	1,803	1,382	2,768	2,971
Consumer loans	177	172	205	206	290
Other loans	1,229	1,376	1,483	1,460	1,445
Covered loans	52,041	64,503	66,015	74,419	76,804
Allowance for loan losses	(4,190)	(3,526)	(1,464)	(736)	(502)
Net covered loans	$47,851	$60,977	$64,551	$73,683	$76,302

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	December 31, 2012
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$468,975	$85,592	$238,182	$38,660	$106,541
Secured by 1-4 family residential properties	1,497,480	50,598	1,281,057	141,613	24,212
Secured by nonfarm, nonresidential properties	1,410,264	144,718	750,771	173,472	341,303
Other real estate secured	189,949	9,391	146,729	5,957	27,872
Commercial and industrial loans	1,169,513	12,058	813,331	83,215	260,909
Consumer loans	171,660	1,769	148,005	18,466	3,420
Other loans	684,913	25,329	578,046	32,411	49,127
Loans	$5,592,754	$329,455	$3,956,121	$493,794	$813,384

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$53,370	$33,053	$15,833	$1,539	$2,945
Development	80,184	9,399	49,479	4,467	16,839
Unimproved land	147,022	41,425	62,224	14,715	28,658
1-4 family construction	77,074	1,445	59,535	2,042	14,052
Other construction	111,325	270	51,111	15,897	44,047
Construction, land development and other land loans	$468,975	$85,592	$238,182	$38,660	$106,541

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$162,229	$41,379	$65,160	$23,491	$32,199
Office	164,624	37,033	85,004	10,415	32,172
Nursing homes/assisted living	100,018	-	91,477	4,052	4,489
Hotel/motel	86,034	1,691	24,815	32,274	27,254
Industrial	55,317	8,262	12,553	369	34,133
Health care	15,589	-	10,331	130	5,128
Convenience stores	8,846	-	4,881	1,419	2,546
Other	144,489	14,565	71,628	6,327	51,969
Total income producing loans	737,146	102,930	365,849	78,477	189,890

Owner-occupied:
Office	110,149	13,143	68,545	4,928	23,533
Churches	80,918	3,128	45,665	27,102	5,023
Industrial warehouses	85,082	1,108	43,195	1,191	39,588
Health care	97,882	14,369	52,239	15,647	15,627
Convenience stores	59,848	1,747	37,441	3,923	16,737
Retail	36,929	3,720	24,318	2,989	5,902
Restaurants	32,287	987	24,991	4,761	1,548
Auto dealerships	14,342	437	11,993	1,851	61
Other	155,681	3,149	76,535	32,603	43,394
Total owner-occupied loans	673,118	41,788	384,922	94,995	151,413

Loans secured by nonfarm, nonresidential properties	$1,410,264	$144,718	$750,771	$173,472	$341,303

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Securities – Taxable	2.44%	2.60%	2.94%	3.13%	3.02%	2.77%	3.43%
Securities – Nontaxable	4.39%	4.43%	4.49%	4.63%	4.53%	4.49%	4.67%
Securities – Total	2.58%	2.73%	3.06%	3.24%	3.13%	2.89%	3.52%
Loans	4.98%	5.12%	5.14%	5.18%	5.37%	5.11%	5.26%
FF Sold & Rev Repo	0.41%	0.36%	0.38%	0.25%	0.38%	0.34%	0.38%
Other Earning Assets	4.30%	4.25%	4.56%	3.89%	3.72%	4.24%	3.60%
Total Earning Assets	4.23%	4.39%	4.52%	4.60%	4.71%	4.44%	4.76%

Interest-bearing Deposits	0.35%	0.39%	0.43%	0.50%	0.54%	0.42%	0.63%
FF Pch & Repo	0.14%	0.14%	0.20%	0.16%	0.15%	0.16%	0.19%
Other Borrowings	2.72%	2.79%	2.85%	2.89%	2.22%	2.81%	2.26%
Total Interest-bearing Liabilities	0.41%	0.45%	0.50%	0.55%	0.58%	0.48%	0.66%

Net interest margin	3.94%	4.06%	4.15%	4.19%	4.28%	4.09%	4.26%

The net interest margin for the fourth quarter of 2012 totaled 3.94% compared to a net interest margin in the prior quarter of 4.06% resulting in a decrease of twelve basis points.  The decrease is primarily due to the downward repricing of loans and securities partially offset by modest declines in the cost of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of the MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $3.4 million for the year ended December 31, 2012 compared to a net positive ineffectiveness of $4.4 million for the year ended December 31, 2011.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Mortgage servicing income, net	$4,441	$3,984	$3,891	$3,886	$3,725	$16,202	$14,790
Change in fair value-MSR from runoff	(2,631)	(2,751)	(2,320)	(2,106)	(2,122)	(9,808)	(6,907)
Gain on sales of loans, net	12,034	9,114	6,302	6,469	4,633	33,919	11,952
Other, net	(1,789)	2,608	3,139	64	133	4,022	2,542
Mortgage banking income before hedge ineffectiveness	12,055	12,955	11,012	8,313	6,369	44,335	22,377
Change in fair value-MSR from market changes	(418)	(3,282)	(5,926)	248	(2,842)	(9,378)	(15,130)
Change in fair value of derivatives	(306)	1,477	6,098	(1,266)	2,511	6,003	19,565
Net (negative) positive hedge ineffectiveness	(724)	(1,805)	172	(1,018)	(331)	(3,375)	4,435
Mortgage banking, net	$11,331	$11,150	$11,184	$7,295	$6,038	$40,960	$26,812

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Partnership amortization for tax credit purposes	$(3,202)	$(2,302)	$(1,491)	$(1,422)	$(2,690)	$(8,417)	$(6,366)
Bargain purchase gain on acquisition	-	-	881	2,754	-	3,635	7,456
Decrease in FDIC indemnification asset	(743)	(609)	(2,289)	(81)	(4,157)	(3,722)	(4,157)
Other miscellaneous income	1,938	3,423	1,749	2,507	1,919	9,617	6,920
Total other, net	$(2,007)	$512	$(1,150)	$3,758	$(4,928)	$1,113	$3,853

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense (continued)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the second quarter of 2012, the bargain purchase gain for Bay Bank was increased $881 thousand from $2.8 million that was recorded during the first quarter of 2012, as the fair values associated with the Bay Bank acquisition were finalized.  In addition, during the fourth quarter of 2012, other noninterest income included a write-down of the FDIC indemnification asset of $743 thousand on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

During the third quarter of 2012, Trustmark completed the sale of the Performance Funds by Trustmark Investment Advisors, Inc. (TIA) to Federated Investors, Inc. (Federated) and certain of Federated’s subsidiaries, pursuant to the terms of the previously announced definitive agreement between Federated, TIA, and TNB.  The sale resulted in a gain of $1.2 million for Trustmark, which was recorded as other miscellaneous income.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Loan expense	$3,274	$3,150	$8,299	$5,525	$5,788	$20,248	$18,229
Non-routine transaction expenses on acquisition	-	-	-	1,917	-	1,917	-
Amortization of intangibles	1,022	1,028	1,028	710	799	3,788	3,131
Other miscellaneous expense	6,158	6,221	5,572	4,916	5,056	22,867	21,368
Total other expense	$10,454	$10,399	$14,899	$13,068	$11,643	$48,820	$42,728

During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan putback exposure.  This analysis, along with recent trends of increased mortgage loan putback activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in the second quarter.  At December 31, 2012, the reserve for mortgage loan servicing putback expenses totaled $7.8 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan putback requests.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2012 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,288,222	$1,273,605	$1,255,716	$1,228,502	$1,223,101	$1,261,617	$1,194,273
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(17,933)	(18,971)	(17,762)	(14,703)	(14,550)	(17,348)	(15,464)
	Total average tangible common equity		$979,185	$963,530	$946,850	$922,695	$917,447	$953,165	$887,705

	PERIOD END BALANCES
	Total shareholders' common equity		$1,287,369	$1,278,015	$1,258,495	$1,241,520	$1,215,037
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(17,306)	(18,327)	(19,356)	(18,821)	(14,076)
	Total tangible common equity	(a)	$978,959	$968,584	$948,035	$931,595	$909,857

	TANGIBLE ASSETS
	Total assets		$9,828,667	$9,872,159	$9,890,846	$9,931,593	$9,727,007
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(17,306)	(18,327)	(19,356)	(18,821)	(14,076)
	Total tangible assets	(b)	$9,520,257	$9,562,728	$9,580,386	$9,621,668	$9,421,827

	Risk-weighted assets	(c)	$6,723,259	$6,684,820	$6,631,887	$6,707,026	$6,576,953

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$27,710	$29,904	$29,349	$30,320	$24,258	$117,283	$106,841
Plus:	Intangible amortization net of tax		631	635	635	438	493	2,339	1,945
	Net income adjusted for intangible amortization		$28,341	$30,539	$29,984	$30,758	$24,751	$119,622	$108,786

	Period end common shares outstanding	(d)	64,820,414	64,779,937	64,775,694	64,765,581	64,142,498

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		11.51%	12.61%	12.74%	13.41%	10.70%	12.55%	12.25%
	Tangible common equity/tangible assets	(a)/(b)	10.28%	10.13%	9.90%	9.68%	9.66%
	Tangible common equity/risk-weighted assets	(a)/(c)	14.56%	14.49%	14.30%	13.89%	13.83%
	Tangible common book value	(a)/(d)*1,000	$15.10	$14.95	$14.64	$14.38	$14.18

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,287,369	$1,278,015	$1,258,495	$1,241,520	$1,215,037
	Eliminate qualifying AOCI		(3,395)	(7,248)	(3,654)	(1,537)	(3,121)
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			13,035	12,683	12,330	11,978	11,625
	Other disallowed intangibles		(17,306)	(18,327)	(19,356)	(18,821)	(14,076)
	Disallowed servicing intangible		(4,734)	(4,421)	(4,358)	(4,589)	(4,327)
	Total tier 1 capital		$1,043,865	$1,029,598	$1,012,353	$997,447	$974,034
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$983,865	$969,598	$952,353	$937,447	$914,034

	Tier 1 common risk-based capital ratio	(e)/(c)	14.63%	14.50%	14.36%	13.98%	13.90%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity